Exhibit 99.1

IDEXX Laboratories Announces Fourth Quarter and Full Year 2015 Results

-- Achieves 11% normalized organic revenue growth for the quarter, supported by 12.5% normalized organic growth in CAG Diagnostics recurring revenues

-- Q4 delivers 35% increase in premium instrument placements driven by record 1,562 Catalyst® and 1,183 premium hematology instrument placements

-- Achieves full year Adjusted EPS of $2.11, up 14% on a constant currency basis

-- Raises 2016 EPS guidance range $0.01, reinforcing outlook for 8%-9% organic revenue growth

WESTBROOK, Maine, Jan. 29, 2016 /PRNewswire/ -- IDEXX Laboratories, Inc. (NASDAQ: IDXX) today reported revenues for the fourth quarter of 2015 of $400 million, an increase of 14%1 compared to the prior year period. Normalized organic revenue growth2 for the quarter was over 11%, supported by strong growth in the Companion Animal Group ("CAG") segment. Revenue for the full year of $1,602 million increased 8% on a reported basis, supported by 11% normalized organic revenue growth.

Earnings per diluted share ("EPS") for the quarter was $0.48. Adjusted EPS growth3 was 2% compared to the prior year period, while absorbing a negative $0.03 per share impact related to net changes in foreign exchange, resulting in constant currency4 Adjusted EPS growth of 9%. The quarter benefited from recording the full year impact of the decision to make the federal research and development ("R&D") tax credit permanent, which had a $0.03 favorable impact on EPS, consistent with the prior year quarter.

"We were very pleased with the Company's performance in the fourth quarter, supported by record instrument placements in both North American and international markets. Total premium instrument placements were up 35% over a very strong prior year period, with Catalyst placements up 61% compared to last year. We achieved 694 Catalyst placements in North America and 868 in international markets, leveraging our expanded commercial presence globally. In North America, 395 units or 57% of our Catalyst placements were to new and competitive accounts, up 37% over Q4 2014, a testament to the increasing effectiveness of our all-direct sales force. For the full year, we placed 9,771 chemistry and hematology instruments worldwide, substantially higher than any year in our history. SediVue Dx™, our novel urine sediment analyzer for use in-clinic, and the recent regulatory approval of Catalyst One® in Japan, will add to our already substantial momentum in placing instruments as we move through 2016," said Jonathan Ayers, the Company's Chairman and Chief Executive Officer.

"SediVue is a breakthrough innovation that helps improve accuracy and streamlines workflows of a historically challenging manual process involving microscopic interpretation. SediVue presents veterinarians with a huge opportunity to enhance the quality of patient care while simultaneously helping to drive practice revenue growth and staff efficiency. Working in concert with chemistry and hematology, urinalysis forms the essential third pillar of the minimum diagnostic database in pet care," continued Ayers.

"We also continue to be pleased by the enthusiastic response of our customers to IDEXX SDMA™, our unique test for kidney disease, a common condition in pets. IDEXX SDMA has now been automatically added to all chemistry panels for customers in all of our major reference laboratory markets globally. This novel kidney parameter is being well received globally by our customers, helped in part by the inclusion of SDMA in the International Renal Interest Society (IRIS) guidelines. IRIS is led by a board of 15 world-renowned independent veterinarians from 10 different countries, so the inclusion of SDMA as an important marker for renal function is a worldwide endorsement."

"Our solid finish to 2015 is positioning us to deliver continued strong constant currency4 revenue and profit gains in 2016."

Fourth Quarter Financial Performance Highlights

Fourth quarter revenue increased 14% to $400 million. Normalized organic revenue growth was 11% and benefited in part from incremental margin capture associated with the move to an all-direct sales model for US CAG Diagnostics.

  Companion Animal Group normalized organic revenue growth was 13% for the fourth quarter, driven by 12.5% normalized growth in recurring CAG Diagnostics revenues and a 28% increase in organic revenue growth2 in CAG Diagnostics instruments. CAG Diagnostics recurring revenue gains were driven by 16% normalized organic growth in IDEXX VetLab® consumable revenues, reflecting solid volume gains and benefits from margin capture, and 11% organic growth in reference laboratory diagnostic and consulting services revenues, supported by continued strong double-digit reference lab revenue gains in the US. Rapid assay revenues achieved 9% normalized organic growth, supported by higher 4Dx product volumes and benefits from margin capture.
  Livestock, Poultry and Dairy ("LPD") organic revenue increased 2% for the fourth quarter reflecting solid growth in new products worldwide and strong poultry and swine sales in emerging markets, offset partially by lower livestock services revenue in Australia and lower Europe bovine revenue.
  Water's organic revenue growth was 10% in the fourth quarter, due to worldwide increases in core coliform and E.coli products, as well as benefits from the launch of our new Quanti-Tray® Sealer PLUS product.

The following table presents adjusted revenue, gross profit, gross margin, operating profit, operating margin, EPS, and EPS growth, which are non-GAAP financial measures that have been adjusted for the following items in the prior year periods:

Amounts in millions except per share data and percentages
	Revenue	Gross Profit	Gross Margin	Operating Profit	Operating Margin	EPS	EPS Growth
Reported Fourth Quarter 2015	$399.7	$217.7	54.5%	$66.9	16.7%	$0.48	77.8%

No adjustments required
Adjusted Fourth Quarter 2015	$399.7	$217.7	54.5%	$66.9	16.7%	$0.48[3]	2.1%[3]

Reported Fourth Quarter 2014	$352.0	$182.2	51.8%	$34.8	9.9%	$0.27

Impact of distributor inventory drawdown	25.1	20.8		20.8		0.14
Non-recurring expenses associated with transition to all- direct sales strategy				5.2		0.03
Expense ramp-up in advance of transition to new sales strategy				4.6		0.03
Adjusted Fourth Quarter 2014	$377.1	$203.0	53.8%	$65.4	17.3%	$0.47[3]

Gross Profit increased 20% compared to the prior year period. Gross Margin adjusted for the impact of the prior year US channel inventory reductions increased from 53.8% to 54.5%, reflecting lower manufacturing costs and benefits from moderate price gains, which offset mix impacts from strong instrument sales.

Operating Margin was 16.7% in the fourth quarter, down slightly from prior year period adjusted operating margin of 17.3%. This change reflects increases in operating expenses compared to the prior year period primarily due to recurring costs associated with the all-direct US CAG Diagnostics sales strategy and other increases in global commercial resources, partly offset by the favorable impact of foreign exchange.

Outlook for 2016

The Company is maintaining its organic revenue growth outlook while updating reported revenue guidance for the strengthening of the US dollar relative to foreign currencies. Despite unfavorable currency impacts, the Company is raising its EPS guidance to reflect the permanent extension of the Federal R&D tax credit and solid operating trends. Excluding foreign currency change impacts, our guidance aligns with constant currency Adjusted EPS growth of 12% to 15%.

At current foreign exchange rates, we estimate that the effect of the stronger US dollar will adversely impact 2016 reported revenue growth by approximately 2.5%, EPS by an estimated $0.26 per share, and Adjusted EPS growth by 12% compared to rates in effect in 2015. Compared to assumptions used in our prior guidance for 2016 provided during our third quarter earnings call on October 28, 2015, the continued strengthening of the US dollar has the effect of lowering projected revenue by approximately $25 million and EPS by $0.04 per share, net of hedge benefits. These effects are mitigated by benefits from the decision to make the Federal R&D tax credit permanent, which is estimated to have a $0.03 positive impact on EPS, and expected stronger operating performance, which is expected to add $0.02 to EPS.

The Company provides the following updated guidance for 2016:

Amounts in millions except per share data and percentages
	Guidance Range	Growth Definition	Year-over-Year Growth
Revenue	$1,690 - $1,710	Organic Revenue Growth[2] Reported	8% to 9% 6% to 7%
EPS	$2.10 - $2.17	Adjusted Constant Currency Adjusted Reported	0% to 3%[3] 12% to 15%[4] 2% to 6%
Free Cash Flow: 95% - 100% of net income
Capital Expenditures: $90 million

The guidance above assumes that the value of the US dollar relative to other currencies will reflect the euro at $1.07, the British pound at $1.41, the Canadian dollar at $0.68, the Australian dollar at $0.68 and the Japanese yen at ¥118 to the US dollar for the full year of 2016.

We expect that operating margins for the full year will be 18.0% to 18.5%, or approximately 100 basis points below 2015 adjusted operating margin levels, driven by foreign exchange impacts including comparisons to benefits from 2015 hedge gains. Adjusted for currency impacts and the 2015 software impairment charge, we are targeting operating margin improvement of approximately 50 basis points from 2015 levels.

We expect an effective tax rate of 30% to 30.5%, including projected benefits from the Federal R&D tax credit. We are projecting a reduction in weighted average shares outstanding of approximately 3.5% to 4.0%, and interest expense, net of interest income, of approximately $32 million reflecting current and projected borrowings.

Statement Regarding Non-GAAP Financial Measures

The following provides information regarding certain measures used in this earnings release that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to herein as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and are useful for period-over-period comparisons of the performance of the Company's business and to the performance of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies. See the notes to this earnings release for information regarding these non-GAAP financial measures and the reconciliations included in the notes and elsewhere in this earnings release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (Eastern) to discuss its fourth quarter results and management's outlook. To participate in the conference call, dial 1-800-230-1092 or 1-612-332-0107 and reference confirmation code 384558. An audio replay will be available through Friday, February 5, 2016 by dialing 1-320-365-3844 and referencing replay code 384558.

The call will also be available via live or archived webcast on the IDEXX Laboratories' website at www.idexx.com and will be available for one year.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs more than 6,000 people and offers products to customers in over 175 countries.

[1]All references to growth and organic growth refer to growth compared to the equivalent prior year period.

[2]Normalized organic revenue growth and organic revenue growth are non-GAAP financial measures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth for the fourth quarter of 2015 excludes the impact of changes in foreign currency exchange rates, which had a 5.7% unfavorable impact on revenue growth, and revenue from business acquisitions, which contributed 0.7% to revenue growth. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three months ended December 31, 2015. Management also believes that reporting normalized organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue growth performance with prior and future periods.  Normalized organic revenue growth excludes the impact of changes in our significant distributors' inventory levels on organic revenue growth.  When selling our products through distributors, changes in distributors' inventory levels can impact our reported sales, and these changes may be affected by many factors, which may not be directly related to underlying end-user demand for our products.  Effective January 1, 2015, we fully transitioned to an all-direct sales strategy in the US, however changes in prior year US distributors' inventory levels can still impact current year reported growth results.  In certain countries internationally, we continue to sell our products through third party distributors.  Although we are unable to obtain data for sales to end users from certain less significant non-US third party distributors, we do not believe the impact of changes in these distributors' inventories had or would have a material impact on our growth rates in the relevant periods.  Reconciliation of organic revenue growth to normalized organic revenue growth for the fourth quarter of 2015 includes the following positive impacts to organic revenue growth from changes in our significant distributors' inventory levels; Total Company 7.5%, US 13.0%, International 0.3%, CAG 9.4%, CAG Diagnostics Recurring 11.5%, VetLab consumables 18.4%, VetLab service and accessories 3.4%, and Rapid Assay 45.4%. Reconciliation of organic revenue growth to normalized organic revenue growth for the full year of 2015 includes the following positive impacts to organic revenue growth from changes in our significant distributors' inventory levels; Total Company 2.0%, US 3.4%, International 0.1%, CAG 2.5%, CAG Diagnostics Recurring 3.0%, VetLab consumables 5.1%, VetLab service and accessories 1.0%, and Rapid Assay 7.6%.

[3]Adjusted EPS and Adjusted EPS growth are non-GAAP financial measures.  Management believes that reporting Adjusted EPS provides useful information to investors by facilitating easier comparisons of our EPS performance with prior and future periods.  See table above for a reconciliation of fourth quarter 2014 and 2015 EPS adjustments, and the supplementary analysis of results section for a reconciliation of full year 2015 EPS adjustments.

[4]Constant currency references are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates. Management believes that providing constant currency information provides valuable supplemental information regarding our revenue, operating margin, and EPS performance because it is consistent with how management evaluates our performance and facilitates comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, operating profit and Adjusted EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates.  These estimated currency changes reduced 2015 Adjusted EPS growth by 8%, projected 2016 revenue growth by 2.5%, and projected 2016 Adjusted EPS growth by 12%.  Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates.

[5]Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, excluding tax benefits attributable to share-based compensation arrangements, reduced by the Company's investments in fixed assets.  Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business. See the supplementary analysis of results below for our calculation of free cash flow for the years ended December 31, 2015 and 2014.  With respect to this particular forward-looking projected non-GAAP financial measure, the Company is unable to provide a quantitative reconciliation as the inputs to the measurement are difficult to predict and estimate and are primarily dependent on future events.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "Financial Outlook for 2016" and elsewhere and can be identified by the use of words such as "expects," "may," "anticipates," "intends," "would," "will," "plans," "believes," "estimates," "should," and similar words and expressions. Our forward-looking statements include statements relating to our revenue growth and EPS outlooks; free cash flow forecast; projected impact of foreign currency exchange rates; projected operating margins, capital expenditures, effective tax rate, weighted average shares outstanding and interest expense; and projected product launches. These statements are based on management's expectation of future events as of the date of this earnings release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management's expectations. Factors that could cause or contribute to such differences include the following: the Company's ability to successfully execute its strategy, including supporting its all-direct sales strategy in the US; the Company's ability to develop, manufacture, introduce and market new products and enhancements to existing products; the Company's ability to achieve cost improvements in its worldwide network of laboratories and in the manufacture and service of in-clinic instruments; the Company's ability to identify acquisition opportunities, complete acquisitions and integrate acquired businesses; disruptions, shortages or pricing changes that affect the Company's purchases of products and materials from third parties, including from sole source suppliers; the effectiveness of the Company's sales and marketing activities; the Company's ability to manufacture complex biologic products; the impact of a change to our relationship with the Company's distributors; the impact of distributor purchasing decisions on sales of the Company's products that are sold through distribution; the Company's ability to manage the risks associated with the use of distributors to sell the Company's products; the impact of increased competition from existing and new technologies and technological advances by our competitors; the promotion and sale of our competitors' products by our former US distribution partners; the effect of government regulation on the Company's business, including government decisions about whether and when to approve the Company's products and decisions regarding labeling, manufacturing and marketing products; the impact of veterinary hospital consolidation, and the prevalence of buying consortiums on the markets for the Company's products; the Company's ability to obtain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; changes in testing patterns or practices in veterinary medicine that affect the rate of use of the Company's products and services by veterinarians; a failure or perceived failure to comply with regulations and our policies regarding the privacy and protection of user data; the effect of any strengthening of the rate of exchange for the US dollar; the effect of any adverse changes in the financial markets on the value of the Company's investment portfolio; the impact of a weak economy on demand for the Company's products and services or increased customer credit risk; the effects of operations outside the US, including from currency fluctuations, different regulatory, political and economic conditions, and different market conditions and local business and cultural factors; the impact of the Company's limited experience and small scale in the human point-of-care market; the effects of interruptions to the Company's operations due to natural or man-made disasters, system failures or disruptions or security breaches; the effect on the Company's stock price if quarterly or annual operating results do not meet expectations of market analysts or investors in future periods; potential exposures related to our worldwide provision for income taxes and the potential loss of tax incentives; and the Company's ability to obtain financing on favorable terms. A further description of these and other factors can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, in the sections captioned "Risk Factors," as well as the Company's other periodic reports filed or to be filed with the Securities and Exchange Commission.

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Years Ended
		December 31,	December 31,	December 31,	December 31,
		2015	2014	2015	2014
Revenue:	Revenue	$ 399,685	$ 351,959	$ 1,601,892	$ 1,485,807
Expenses and
Income:	Cost of revenue	181,990	169,794	711,622	669,691
	Gross profit	217,695	182,165	890,270	816,116
	Sales and marketing	76,495	77,238	299,955	283,708
	General and administrative	48,793	45,257	182,510	173,890
	Research and development	25,496	24,869	99,681	98,263
	Impairment charge	-	-	8,212	-
	Income from operations	66,911	34,801	299,912	260,255
	Interest expense, net	(7,126)	(4,939)	(26,771)	(13,700)
	Income before provision for income taxes	59,785	29,862	273,141	246,555
	Provision for income taxes	15,395	3,911	81,006	64,604
Net Income:	Net income	44,390	25,951	192,135	181,951
	Less: Noncontrolling interest in subsidiary's
	earnings	41	(10)	57	45
	Net income attributable to stockholders	$ 44,349	$ 25,961	$ 192,078	$ 181,906
	Earnings per share: Basic	$ 0.49	$ 0.27	$ 2.07	$ 1.82
	Earnings per share: Diluted	$ 0.48	$ 0.27	$ 2.05	$ 1.79
	Shares outstanding: Basic	90,841	95,499	92,601	100,094
	Shares outstanding: Diluted	91,788	96,861	93,649	101,503

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information(Unaudited)

		Three Months Ended		Years Ended
		December 31,	December 31,	December 31,	December 31,
		2015	2014	2015	2014
Operating	Gross profit	54.5%	51.8%	55.6%	54.9%
Ratios (as a	Sales, marketing, general and
percentage of	administrative expense	31.3%	34.8%	30.6%	30.8%
revenue):	Research and development expense	6.4%	7.1%	6.2%	6.6%
	Income from operations[1]	16.7%	9.9%	18.7%	17.5%
[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures:
Adjusted Revenue, Gross Profit, Operating Profit and EPS (Unaudited) Amounts in millions except per share data and percentages

	Revenue	Gross Profit	Gross Margin	Operating Profit	Operating Margin	EPS
Reported Year Ended December 31, 2015	$1,601.9	$890.3	55.6%	$299.9	18.7%	$2.05
Impairment charge	-	-	-	8.2	-	0.06
Adjusted Year Ended December 31, 2015	$1,601.9	$890.3	55.6%	$308.1	19.2%	$2.11

Reported Year Ended December 31, 2014	$1,485.8	$816.1	54.9%	$260.3	17.5%	$1.79
Impact of distributor inventory drawdown	25.1	20.8	-	20.8	-	0.14
Non-recurring expenses associated with transition to all-direct
sales strategy	-	-	-	5.0	-	0.06
Expense ramp-up in advance of transition to new sales strategy	-	-	-	9.5	-	0.03
Non-recurring income tax benefit related to the deferral of
intercompany profits	-	-	-	-	-	(0.02)
Adjusted Year Ended December 31, 2014	$1,510.9	$836.9	55.4%	$295.6	19.6%	$2.00

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		December 31,	Percent of	December 31,	Percent of
		2015	Revenue	2014	Revenue
Revenue:	CAG	$ 336,055		$ 284,898
	Water	24,178		23,070
	LPD	33,366		36,598
	Other	6,086		7,393
	Total	$ 399,685		$ 351,959

Gross Profit:	CAG	$ 175,254	52.2%	$ 140,504	49.3%
	Water	17,257	71.4%	15,545	67.4%
	LPD	20,452	61.3%	22,692	62.0%
	Other	2,383	39.2%	4,106	55.5%
	Unallocated Amounts	2,349	N/A	(682)	N/A
	Total	$ 217,695	54.5%	$ 182,165	51.8%

Income from
Operations:	CAG	$ 49,797	14.8%	$ 22,431	7.9%
	Water	10,763	44.5%	9,715	42.1%
	LPD	6,989	20.9%	8,404	23.0%
	Other	(48)	(0.8%)	1,345	18.2%
	Unallocated Amounts	(590)	N/A	(7,094)	N/A
	Total	$ 66,911	16.7%	$ 34,801	9.9%

		Year Ended		Year Ended
		December 31,	Percent of	December 31,	Percent of
		2015	Revenue	2014	Revenue
Revenue:	CAG	$ 1,356,287		$ 1,223,064
	Water	96,884		94,725
	LPD	127,143		141,179
	Other	21,578		26,839
	Total	$ 1,601,892		$ 1,485,807

Gross Profit:	CAG	$ 727,626	53.6%	$ 655,197	53.6%
	Water	68,785	71.0%	62,924	66.4%
	LPD	77,227	60.7%	89,519	63.4%
	Other	10,574	49.0%	14,236	53.0%
	Unallocated Amounts	6,058	N/A	(5,760)	N/A
	Total	$ 890,270	55.6%	$ 816,116	54.9%

Income from
Operations:	CAG	$ 231,642	17.1%	$ 203,536	16.6%
	Water	44,584	46.0%	39,262	41.4%
	LPD	24,397	19.2%	33,788	23.9%
	Other	156	0.7%	2,479	9.2%
	Unallocated Amounts	(867)	N/A	(18,810)	N/A
	Total	$ 299,912	18.7%	$ 260,255	17.5%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended
Net Revenue	December 31, 2015	December 31, 2014	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

CAG	$336,055	$284,898	$51,157	18.0%	(5.1%)	0.8%	22.3%
Water	24,178	23,070	1,108	4.8%	(5.1%)	-	9.9%
LPD	33,366	36,598	(3,232)	(8.8%)	(10.7%)	-	1.9%
Other	6,086	7,393	(1,307)	(17.7%)	(0.6%)	-	17.1%
Total	$399,685	$351,959	$47,726	13.6%	(5.7%)	0.7%	18.6%

	Three Months Ended
Net Revenue	December 31, 2015	December 31, 2014	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

United States	$238,595	$190,685	$47,910	25.1%	-	0.2%	24.9%
International	161,090	161,274	(184)	(0.1%)	(11.7%)	1.2%	10.4%
Total	$399,685	$351,959	$47,726	13.6%	(5.7%)	0.7%	18.6%

	Three Months Ended
Net CAG Revenue	December 31, 2015	December 31, 2014	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

CAG Diagnostics recurring revenue:	$277,119	$232,059	$45,060	19.4%	(5.4%)	0.9%	23.9%
VetLab consumables	98,433	76,992	21,441	27.8%	(6.9%)	-	34.7%
VetLab service and accessories	13,958	12,970	988	7.6%	(4.9%)	-	12.5%
Rapid assay products	39,317	26,319	12,998	49.4%	(4.5%)	-	53.9%
Reference laboratory diagnostic and consulting services	125,411	115,778	9,633	8.3%	(4.7%)	1.8%	11.2%
CAG Diagnostics capital - instruments	28,830	24,194	4,636	19.2%	(8.3%)	-	27.5%
Customer information management and digital imaging systems	30,106	28,645	1,461	5.1%	(1.3%)	1.0%	5.4%
Net CAG revenue	$336,055	$284,898	$51,157	18.0%	(5.1%)	0.8%	22.3%

[1]The percentage change from currency is a non-GAAP financial measure. This measure represents the percentage change in revenue resulting from the difference between the average exchange rates during the three months ended December 31, 2015 and the same period of the prior year applied to foreign currency-denominated revenues for the three months ended December 31, 2014.

[2] The percentage change from acquisitions is a non-GAAP financial measure. This measure represents the percentage change in revenue during the three months ended December 31, 2015 compared to the three months ended December 31, 2014 attributed to acquisitions subsequent to September 30, 2014.

[3]Organic revenue growth is a non-GAAP financial measure and represents the percentage change in revenue during the three months ended December 31, 2015 compared to the three months ended December 31, 2014 net of acquisitions and the effect of changes in foreign currency exchange rates.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Years Ended
Net Revenue	December 31, 2015	December 31, 2014	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

CAG	$1,356,287	$1,223,064	$133,223	10.9%	(5.6%)	0.8%	15.7%
Water	96,884	94,725	2,159	2.3%	(5.5%)	-	7.8%
LPD	127,143	141,179	(14,036)	(9.9%)	(12.0%)	-	2.1%
Other	21,578	26,839	(5,261)	(19.6%)	(0.8%)	-	(18.8%)
Total	$1,601,892	$1,485,807	$116,085	7.8%	(6.2%)	0.6%	13.4%

	Years Ended
Net Revenue	December 31, 2015	December 31, 2014	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

United States	$980,321	$848,925	$131,396	15.5%	-	0.3%	15.2%
International	621,571	636,882	(15,311)	(2.4%)	(14.1%)	1.2%	10.5%
Total	$1,601,892	$1,485,807	$116,085	7.8%	(6.2%)	0.6%	13.4%

	Years Ended
Net CAG Revenue	December 31, 2015	December 31, 2014	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

CAG Diagnostics recurring revenue:	$1,146,527	$1,039,252	$107,275	10.3%	(5.8%)	0.6%	15.5%
VetLab consumables	396,526	341,407	55,119	16.1%	(7.1%)	-	23.2%
VetLab service and accessories	55,176	53,006	2,170	4.1%	(5.9%)	-	10.0%
Rapid assay products	182,670	165,646	17,023	10.3%	(3.0%)	-	13.3%
Reference laboratory diagnostic and consulting services	512,155	479,193	32,963	6.9%	(5.8%)	1.3%	11.4%
CAG Diagnostics capital - instruments	99,001	79,993	19,008	23.8%	(10.4%)	-	34.2%
Customer information management and digital imaging systems	110,759	103,819	6,940	6.7%	(0.9%)	2.6%	5.0%
Net CAG revenue	$1,356,287	$1,223,064	$133,223	10.9%	(5.6%)	0.8%	15.7%

[1] The percentage change from currency is a non-GAAP financial measure. This measure represents the percentage change in revenue resulting from the difference between the average exchange rates during the year ended December 31, 2015 and the same period of the prior year applied to foreign currency-denominated revenues for the year ended December 31, 2014.

[2] The percentage change from acquisitions is a non-GAAP financial measure. This measure represents the percentage change in revenue during the year ended December 31, 2015 compared to the year ended December 31, 2014 attributed to acquisitions subsequent to December 31, 2013.

[3]Organic revenue growth is a non-GAAP financial measure and represents the percentage change in revenue during the year ended December 31, 2015 compared to the year ended December 31, 2014 net of acquisitions and the effect of changes in foreign currency exchange rates.

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Balance Sheet
Amounts in thousands (Unaudited)

					December 31,	December 31,
					2015	2014
Assets:		Current Assets:
		Cash and cash equivalents			$ 128,994	$ 322,536
		Marketable securities			213,591	-
		Accounts receivable, net			188,318	152,380
		Inventories			188,833	160,342
		Other current assets			101,898	124,140
		Total current assets			821,634	759,398
		Property and equipment, net			333,026	303,587
		Other long-term assets, net			320,333	321,226
		Total assets			$ 1,474,993	$ 1,384,211
Liabilities and
Stockholders'
Equity (Deficit):		Current Liabilities:
		Accounts payable			$ 52,648	$ 44,743
		Accrued liabilities			205,530	195,351
		Line of credit			573,000	549,000
		Deferred revenue			25,583	31,812
		Total current liabilities			856,761	820,906
		Long-term debt			597,085	350,000
		Other long-term liabilities			105,142	95,716
		Total long-term liabilities			702,227	445,716

	Total stockholders' equity				(84,125)	117,516
	Noncontrolling interest				130	73
	Total equity (deficit)				(83,995)	117,589
	Total liabilities and stockholders' equity				$ 1,474,993	$ 1,384,211

IDEXX Laboratories, Inc. and Subsidiaries
Selected Balance Sheet Information(Unaudited)

		December 31,	September 30,	June 30,	March 31,	December 31,
		2015	2015	2015	2015	2014
Selected
Balance Sheet	Days sales outstanding[1]	43.3	43.8	43.7	41.6	40.6
Information:	Inventory turns[2]	1.5	1.5	1.5	1.6	1.7

[1] Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2] Inventory turns represent inventory-related cost of product sales for the twelve months preceding each quarter-end divided by the inventory balance at the end of the quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Years Ended
		December 31,	December 31,
		2015	2014
Operating:	Cash Flows from Operating Activities:
	Net income	$ 192,135	$ 181,951
	Non-cash charges	105,355	79,691
	Changes in assets and liabilities	(69,811)	(9,718)
	Tax benefit from share-based compensation arrangements	(11,315)	(16,078)
	Net cash provided by operating activities	216,364	235,846
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(82,921)	(60,523)
	Purchase of marketable securities	(271,958)	-
	Proceeds from the sale and maturities of marketable securities	56,775	-
	Acquisitions of intangible assets	-	(175)
	Proceeds from sale of equity investment	-	5,400
	Acquisitions of a business, net of cash acquired	(10,302)	(25,115)
	Net cash used by investing activities	(308,406)	(80,413)
Financing:	Cash Flows from Financing Activities:
	Borrowings on revolving credit facilities, net	24,000	272,000
	Issuance of long-term debt	250,097	200,000
	Payment of notes payable	-	(1,394)
	Repurchases of common stock	(401,981)	(618,158)
	Debt issue costs	(1,380)	(1,406)
	Proceeds from the exercise of stock options and employee stock purchase plans	22,397	29,442
	Tax benefit from share-based compensation arrangements	11,315	16,078
	Net cash used by financing activities	(95,552)	(103,438)
	Net effect of changes in exchange rates on cash	(5,948)	(8,517)
	Net (decrease) increase in cash and cash equivalents	(193,542)	43,478
	Cash and cash equivalents, beginning of period	322,536	279,058
	Cash and cash equivalents, end of period	$ 128,994	$ 322,536

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow[1]
Amounts in thousands (Unaudited)
		Years Ended
		December 31,	December 31,
		2015	2014
Free Cash
Flow:	Net cash provided by operating activities	$ 216,364	$ 235,846
	Financing cash flows attributable to tax benefits from share-based compensation arrangements	11,315	16,078
	Investing cash flows attributable to purchases of property and equipment	(82,921)	(60,523)
	Free cash flow	$ 144,758	$ 191,401

[1] Free cash flow is a non-GAAP financial measure and is calculated from cash generated from operations, excluding tax benefits attributable to share-based compensation arrangements, reduced by the Company's investments in fixed assets. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business. Management also believes this is a common financial measure useful to further evaluate the results of operations.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Years Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Share repurchases during the period	1,313	2,269	5,659	9,761
Shares surrendered by employees in payment for minimum required withholding taxes due on share based compensation	4	7	69	92
Total number of shares purchased [1]	1,317	2,276	5,728	9,853
Average price paid per share	$ 71.08	$ 65.78	$ 71.90	$ 63.32

Shares remaining under repurchase authorization as of December 31, 2015 totaled 6,806,152.

[1]Shares repurchased on and before June 15, 2015 and the associated average cost per share have been adjusted to reflect the June
   2015 two-for-one stock split.  Actual shares repurchased and acquired through employee surrender were 1,317,000 and 4,313,000 for the three and twelve months ended December 31, 2015, respectively, and 1,138,000 and 4,927,000 for the three and twelve months ended December 31, 2014, respectively.

Contact: Ed Garber, Director, Investor Relations, 1-207-556-8155

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